GOOSEHEAD INSURANCE, INC. ANNOUNCES FOURTH QUARTER 2022 RESULTS
–– Total Revenue Growth of 43% in the Fourth Quarter and 38% in the Full Year 2022 –
– Core Revenue Growth of 49% in the Fourth Quarter and 41% in the Full Year 2022 –
– Total Written Premium Growth of 44% in the Fourth Quarter and 42% for the Full Year –
–Net Income Growth of 193% in the Fourth Quarter and Decline of 68% for the Full Year -
– Adjusted EBITDA Growth of 123% in the Fourth Quarter and 76% for the Full Year 2022 –

WESTLAKE, TEXAS – February 22, 2023 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the fourth quarter ended December 31, 2022.

Fourth Quarter 2022 Highlights
•Total Revenues grew organically 43% over the prior-year period to $57.4 million in the fourth quarter of 2022
•Fourth quarter Core Revenues* of $51.8 million increased 49% over the prior-year period
•Fourth quarter net income of $2.6 million increased 193%, EPS of $0.02 per share increased 62% and adjusted EPS* of $0.11 per share increased 89%, over the prior-year period. Net income margin for the fourth quarter was 5%.
•Adjusted EBITDA* grew 123% over the prior-year period to $11.9 million
•Adjusted EBITDA Margin* increased 8 percentage points over the prior-year period to 21%.
•Total written premiums placed for the fourth quarter increased 44% over the prior-year period to $585 million as pricing remains a tail-wind that will likely continue into 2023
•Policies in force grew 27% from the prior-year period to approximately 1,284,000
•Corporate sales headcount of 320 was down 37% year-over-year as we completed that unit’s revamp
•Operating franchises grew 18% compared to the prior-year period to 1,413

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to Net Income, Adjusted EBITDA Margin to Net Income Margin and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We finished 2022 with an exceptional fourth quarter that demonstrates the strength, consistency and resilience of our incredible company. In the quarter, revenues increased 43%, core revenues grew 49% and adjusted EBITDA increased 123% with adjusted EBITDA margin up 8 percentage points,” stated Mark E. Jones, Chairman and CEO. “Premiums were up 44% and 42% for the quarter and full year, respectively, as we saw continued benefit from auto and home rates that will likely persist well into 2023 given personal lines carrier loss experience. 2022 was a year of substantial change that positions us for our next chapter of strong revenue and earnings growth. We have strengthened management, recruiting, and operations across the organization and significantly improved the overall quality of our franchise and corporate distribution. This has driven meaningful improvement in new business productivity in the fourth quarter, particularly among our less than one-year tenured agents and franchises. We expect to achieve further productivity gains and total producer growth as we progress through 2023. I couldn’t be more excited about our positioning and runway for growth in our core operations and the increased potential for newer sources of growth as we ramp up our technology and partnership execution.”

Fourth Quarter 2022 Results
For the fourth quarter of 2022, revenues were $57.4 million, an increase of 43% compared to the corresponding period in 2021. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $51.8 million, a 49% increase from $34.8 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in operating franchises, rising premium rates, improved productivity and strong client retention of 88%. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 44% in the fourth quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization, for the fourth quarter of 2022 were $45.5 million, up 30% from $34.9 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to investments in franchise recruiters, service agents, and information systems. Equity-based compensation increased to $3.3 million for the period, compared to $1.6 million a year ago. The change in this non-cash item relates to the Black-Scholes valuation of newly issued options, which takes into account stock price on the grant date and historical volatility, among other inputs. Bad debt expense of $1.4 million increased from $1.2 million a year ago due to increased terminations of signed franchises that have yet to launch. General and Administrative expenses are also higher versus a year ago due to investments in technology, systems and marketing efforts to drive growth and continue to improve the client experience.

Net income in the fourth quarter of 2022 was $2.6 million, with the increase due to strong client retention, driving high levels of profitable renewal commissions and royalty fees. Net income attributable to Goosehead Insurance, Inc. for the fourth quarter of 2022 was $0.5 million, or $0.02 per basic and $0.02 diluted share. Adjusted EPS for the fourth quarter of 2022, which excludes equity-based compensation, was $0.11 per share. Total Adjusted EBITDA was $11.9 million for the fourth quarter of 2022 compared to $5.3 million in the prior-year period. Adjusted EBITDA Margin of 21% was up 8 percentage points in the quarter.

Liquidity and Capital Resources
As of December 31, 2022, the Company had cash and cash equivalents of $28.7 million. We had an unused line of credit of $49.8 million as of December 31, 2022. Total outstanding term note payable balance was $94.4 million as of December 31, 2022.

2023 Outlook
The Company’s outlook for full year 2023 is as follows:
•Total written premiums placed for 2023 are expected to be between $2.83 billion and $2.96 billion, representing organic growth of 28% on the low end of the range to 34% on the high end of the range.
•Total revenues for 2023 are expected to be between $258 million and $267 million, representing organic growth of 23% on the low end of the range to 28% on the high end of the range.
•Adjusted EBITDA Margin is expected to expand for the full year 2023. Adjusted EBITDA margin and a reconciliation to the most comparable GAAP metric are not provided because they cannot be calculated without unreasonable efforts.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents approximately 150 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 12 corporate sales offices and 2,125 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Full Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Commissions and agency fees	$26,589	$21,644	$100,265	$82,651
Franchise revenues	30,423	18,274	107,722	67,508
Interest income	391	312	1,403	1,153
Total revenues	57,403	40,230	209,390	151,312
Operating Expenses:
Employee compensation and benefits	33,822	25,182	133,293	94,978
General and administrative expenses	13,529	10,174	52,887	39,789
Bad debts	1,436	1,174	6,198	2,999
Depreciation and amortization	1,841	1,553	6,884	4,873
Total operating expenses	50,628	38,083	199,262	142,639
Income from operations	6,775	2,147	10,128	8,673
Other Income (Expense):
Other income	—	39	—	185
Interest expense	(1,588)	(951)	(4,999)	(2,854)
Income before taxes	5,187	1,235	5,129	6,004
Tax expense (benefit)	2,603	354	2,499	(2,292)
Net income	2,584	881	2,630	8,296
Less: net income attributable to non-controlling interests	2,083	605	2,065	2,893
Net income attributable to Goosehead Insurance, Inc.	$501	$276	$565	$5,403
Earnings per share:
Basic	$0.02	$0.01	$0.03	$0.28
Diluted	$0.02	$0.01	$0.03	$0.26
Weighted average shares of Class A common stock outstanding
Basic	22,373	19,995	20,995	19,181
Diluted	23,900	21,523	21,773	20,813

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Core Revenue:
Renewal Commissions(1)	$16,310	$10,075	$57,543	$39,111
Renewal Royalty Fees(2)	22,900	12,457	77,346	46,079
New Business Commissions(1)	5,814	5,535	24,126	22,108
New Business Royalty Fees(2)	4,402	3,776	18,244	14,616
Agency Fees(1)	2,421	2,927	10,912	11,506
Total Core Revenue	51,847	34,770	188,171	133,420
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,910	1,946	10,853	6,516
Interest Income	391	312	1,403	1,153
Total Cost Recovery Revenue	3,301	2,258	12,256	7,669
Ancillary Revenue:
Contingent Commissions(1)	2,044	3,107	7,684	9,926
Other Franchise Revenues(2)	211	95	1,279	297
Total Ancillary Revenue	2,255	3,202	8,963	10,223
Total Revenues	57,403	40,230	209,390	151,312
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	30,536	23,534	113,651	87,686
General and administrative expenses	13,529	10,174	52,887	39,789
Bad debts	1,436	1,174	6,198	2,999
Total	45,501	34,882	172,736	130,474
Adjusted EBITDA	11,902	5,348	36,654	20,838
Adjusted EBITDA Margin	21%	13%	18%	14%

Interest expense	(1,588)	(951)	(4,999)	(2,854)
Depreciation and amortization	(1,841)	(1,553)	(6,884)	(4,873)
Tax (expense) benefit	(2,603)	(354)	(2,499)	2,292
Equity-based compensation	(3,286)	(1,648)	(19,642)	(7,292)
Other Income	—	39	—	185
Net Income	$2,584	$881	$2,630	$8,296
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the three and twelve months ended December 31, 2022 and 2021.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the three and twelve months ended December 31, 2022 and 2021.

Goosehead Insurance, Inc.
Consolidated Supplemental Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,
	2022	2021
Revenues:
Core Revenue:
Renewal Commissions(1)	$16,310	$10,075
Renewal Royalty Fees(2)	22,900	12,457
New Business Commissions(1)	5,814	5,535
New Business Royalty Fees(2)	4,402	3,776
Agency Fees(1)	2,421	2,927
Total Core Revenue	51,847	34,770
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,910	1,946
Interest Income	391	312
Total Cost Recovery Revenue	3,301	2,258
Ancillary Revenue:
Contingent Commissions(1)	2,044	3,107
Other Income(2)	211	95
Total Ancillary Revenue	2,255	3,202
Total Revenues	57,403	40,230
Operating Expenses:
Employee compensation and benefits	33,822	25,182
General and administrative expenses	13,529	10,174
Bad debts	1,436	1,174
Depreciation and amortization	1,841	1,553
Total operating expenses	50,628	38,083
Income from operations	6,775	2,147
Other Income (Expense):
Other income	—	39
Interest expense	(1,588)	(951)
Income before taxes	5,187	1,235
Tax expense	2,603	354
Net Income	2,584	881
Less: net income attributable to non-controlling interests	2,083	605
Net Income attributable to Goosehead Insurance Inc.	$501	$276

Earnings per share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01
Weighted average shares of Class A common stock outstanding
Basic	22,373	19,995
Diluted	23,900	21,523
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2022 and 2021.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2022 and 2021.

Goosehead Insurance, Inc.
Consolidated Supplemental Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Full Year Ended December 31,
	2022	2021
Revenues:
Core Revenue:
Renewal Commissions(1)	$57,543	$39,111
Renewal Royalty Fees(2)	77,346	46,079
New Business Commissions(1)	24,126	22,108
New Business Royalty Fees(2)	18,244	14,616
Agency Fees(1)	10,912	11,506
Total Core Revenue	188,171	133,420
Cost Recovery Revenue:
Initial Franchise Fees(2)	10,853	6,516
Interest Income	1,403	1,153
Total Cost Recovery Revenue	12,256	7,669
Ancillary Revenue:
Contingent Commissions(1)	7,684	9,926
Other Income(2)	1,279	297
Total Ancillary Revenue	8,963	10,223
Total Revenues	209,390	151,312
Operating Expenses:
Employee compensation and benefits	133,293	94,978
General and administrative expenses	52,887	39,789
Bad debts	6,198	2,999
Depreciation and amortization	6,884	4,873
Total operating expenses	199,262	142,639
Income from operations	10,128	8,673
Other Income (Expense):
Other income	—	185
Interest expense	(4,999)	(2,854)
Income before taxes	5,129	6,004
Tax (benefit) expense	2,499	(2,292)
Net Income	2,630	8,296
Less: net income attributable to non-controlling interests	2,065	2,893
Net Income attributable to Goosehead Insurance Inc.	$565	$5,403

Earnings per share:
Basic	0.03	0.28
Diluted	0.03	0.26
Weighted average shares of Class A common stock outstanding
Basic	20,995	19,181
Diluted	21,773	20,813
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2022 and 2021.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2022 and 2021.

Goosehead Insurance, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$28,743	$28,526
Restricted cash	1,644	1,953
Commissions and agency fees receivable, net	14,440	12,056
Receivable from franchisees, net	5,012	2,986
Prepaid expenses	4,334	4,785
Total current assets	54,173	50,306
Receivable from franchisees, net of current portion	23,755	29,180
Property and equipment, net of accumulated depreciation	35,347	24,933
Right-of use asset	44,080	32,656
Intangible assets, net of accumulated amortization	4,487	2,798
Deferred income taxes, net	155,318	125,676
Other assets	4,193	4,742
Total assets	$321,353	$270,291
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$15,958	$12,995
Premiums payable	1,644	1,953
Lease liability	6,627	4,893
Contract liabilities	6,031	6,054
Note payable	6,875	4,375
Total current liabilities	37,135	30,270
Lease liability, net of current portion	64,947	47,335
Note payable, net of current portion	86,711	118,361
Contract liabilities, net of current portion	40,522	42,554
Liabilities under tax receivable agreement, net of current portion	125,662	100,959
Total liabilities	354,977	339,479
Commitments and contingencies (see notes 9, 15, and 17)
Class A common stock, $0.01 par value per share 300,000,000 shares authorized, 22,977,154 shares issued and outstanding as of December 31, 2022, 20,198,005 issued and outstanding as of December 31, 2021	228	200
Class B common stock, $0.01 par value per share - 50,000,000 shares authorized, 14,470,623 issued and outstanding as of December 31, 2022, 16,909,343 issued and outstanding as of December 31, 2021	146	170
Additional paid in capital	70,866	46,281
Accumulated deficit	(60,570)	(60,671)
Total stockholders' equity and members' deficit	10,670	(14,020)
Non-controlling interests	(44,294)	(55,168)
Total equity	(33,624)	(69,188)
Total liabilities and equity	$321,353	$270,291

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the years ended December 31, 2022 and 2021 (in thousands):

	Full Year Ended December 31,
	2022	2021
Total Revenues	$209,390	$151,312

Core Revenue:
Renewal Commissions(1)	$57,543	$39,111
Renewal Royalty Fees(2)	77,346	46,079
New Business Commissions(1)	24,126	22,108
New Business Royalty Fees(2)	18,244	14,616
Agency Fees(1)	10,912	11,506
Total Core Revenue	188,171	133,420
Cost Recovery Revenue:
Initial Franchise Fees(2)	10,853	6,516
Interest Income	1,403	1,153
Total Cost Recovery Revenue	12,256	7,669
Ancillary Revenue:
Contingent Commissions(1)	7,684	9,926
Other Income(2)	1,279	297
Total Ancillary Revenue	8,963	10,223
Total Revenues	$209,390	$151,312
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three months ended December 31, 2022 and 2021 (in thousands):

	Three Months Ended December 31,
	2022	2021
Total Revenues	$57,403	$40,230

Core Revenue:
Renewal Commissions(1)	$16,310	$10,075
Renewal Royalty Fees(2)	22,900	12,457
New Business Commissions(1)	5,814	5,535
New Business Royalty Fees(2)	4,402	3,776
Agency Fees(1)	2,421	2,927
Total Core Revenue	51,847	34,770
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,910	1,946
Interest Income	391	312
Total Cost Recovery Revenue	3,301	2,258
Ancillary Revenue:
Contingent Commissions(1)	2,044	3,107
Other Income(2)	211	95
Total Ancillary Revenue	2,255	3,202
Total Revenues	$57,403	$40,230
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations.
The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the years ended December 31, 2022 and 2021 (in thousands):

	Full Year Ended December 31,
	2022	2021
Net income	$2,630	$8,296
Interest expense	4,999	2,854
Depreciation and amortization	6,884	4,873
Tax expense (benefit)	2,499	(2,292)
Equity-based compensation	19,642	7,292
Other income (expense, including state franchise tax)	—	(185)
Adjusted EBITDA	$36,654	$20,838
Net Income Margin(1)	1%	5%
Adjusted EBITDA Margin(2)	18%	14%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($2,630 / $209,390) and ($8,296 /$151,312) for the years ended December 31, 2022 and 2021.

(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($36,654 / $209,390) and ($20,838 /$151,312) for the years ended December 31, 2022 and 2021.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three months ended December 31, 2022 and 2021 (in thousands):

	Three Months Ended December 31,
	2022	2021
Net income	$2,584	$881
Interest expense	1,588	951
Depreciation and amortization	1,841	1,553
Tax expense	2,603	354
Equity-based compensation	3,286	1,648
Other income (expense, including state franchise tax)	—	(39)
Adjusted EBITDA	$11,902	$5,348
Net Income Margin(1)	5%	2%
Adjusted EBITDA Margin(2)	21%	13%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($2,584 / $57,403) and ($881 / $40,230) for the three months ended December 31, 2022 and 2021.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($11,902 / $57,403) and ($5,348 / $40,230) for the three months ended December 31, 2022 and 2021.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the years ended December 31, 2022 and 2021 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Full Year Ended December 31,
	2022	2021
Earnings per share - basic (GAAP)	$0.03	$0.28
Add: equity-based compensation(1)	0.52	0.20
Adjusted EPS (non-GAAP)	$0.55	$0.48
(1) Calculated as equity-based compensation divided by sum of weighted average outstanding Class A and Class B shares [ $19.6 million / ( 21.0 million + 16.2 million )] for the year ended December 31, 2022 and [ $7.3 million / ( 19.2 million + 17.7 million )] for the year ended December 31, 2021.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended December 31, 2022 and 2021 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended December 31,
	2022	2021
Earnings per share - basic (GAAP)	$0.02	$0.01
Add: equity-based compensation(1)	0.09	0.04
Adjusted EPS (non-GAAP)	$0.11	$0.06
(1) Calculated as equity-based compensation divided by sum of weighted average outstanding Class A and Class B shares [ $3.3 million / ( 22.4 million + 15.0 million )] for the three months ended December 31, 2022 and [ $1.6 million / ( 20.0 million + 17.1 million )] for the three months ended December 31, 2021.

Goosehead Insurance, Inc.
Key Performance Indicators

	December 31, 2022	December 31, 2021
Corporate sales agents < 1 year tenured	165	293
Corporate sales agents > 1 year tenured	155	213
Operating franchises < 1 year tenured (TX)	71	57
Operating franchises > 1 year tenured (TX)	236	214
Operating franchises < 1 year tenured (Non-TX)	401	333
Operating franchises > 1 year tenured (Non-TX)	705	594
Policies in Force (in thousands)	1,284	1,011
Client Retention	88%	89%
Premium Retention	100%	93%
QTD Written Premium (in thousands)	584,575	407,291
Net Promoter Score ("NPS")	90	91